Exhibit 5.1

January 20, 2026

High Roller Technologies, Inc.

400 South 4th Street, Suite 500-#390

Las Vegas, Nevada 89101

 Re: Registered Direct Offering

Ladies and Gentlemen:

We have acted as securities counsel to High Roller Technologies, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of an aggregate of 1,892,506 shares of Common Stock (the “Shares”) pursuant to the Placement Agent Agreement (the “ Placement Agreement”), dated January 19, 2026, between the Company and ThinkEquity LLC  and that certain registration statement on Form S-3 (Registration No. 333-291464), as amended (the “Registration Statement”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

A.                  The  Placement Agreement;

B.                  The Certificate of Incorporation of the Company, as amended and in effect on the date hereof;

C.                  The Bylaws of the Company, as amended and in effect on the date hereof;

D.                  The minutes of a meeting of the Board of Directors of the Company approving the offering of the Shares pursuant to the Registration Statement;

E.                   The Registration Statement;

F.                   The base prospectus contained in the Registration Statement; and

G.                  The prospectus supplement dated January 19, 2026, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) promulgated under the Securities Act (the “Prospectus Supplement”), together with the base prospectus dated December 2, 2025.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed (i) that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

The opinion expressed below is limited to the federal securities laws of the United States of America, the laws of the State of New York and the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of the Shares has been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold in the manner described in the Prospectus Supplement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws

Very truly yours,

      /s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP